J. W. BROWN (1911-1995)    BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS            ATTORNEYS AND COUNSELORS AT LAW   JOANN M. STRASSER
ROBERT S BROWN                       3500 CAREW TOWER       AARON A. VANDERLAAN
DONALD S. MENDELSOHN                  441 VINE STREET
LYNNE SKILKEN                     CINCINNATI, OHIO 45202          OF COUNSEL
AMY G. APPLEGATE                  TELEPHONE (513) 381-2121     GILBERT BETTMAN
KATHRYN KNUE PRZYWARA             TELECOPIER (513) 381-2125
MELANIE S. CORWIN

         .........
                                 April 13, 2000

AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

RE:      AMERIPRIME ADVISORS TRUST,  FILE NOS. 333-85083 AND 811-09541

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 10 to the Registration Statement of the AmeriPrime Advisors Trust (the "Trust".)

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based upon the foregoing, we are of the opinion that after Post-Effective Amendment No. 10 is effective for purposes of federal and applicable state securities laws, the shares of StoneRidge Bond Fund, StoneRidge Small Cap Equity Fund, StoneRidge Equity Fund, Monteagle Opportunity Growth Fund, Monteagle Value Fund, Monteagle Large Cap Fund, Monteagle Fixed Income Fund, Enhans RT 500 Fund, Enhans Master Investor Fund, Ensemble Community Flagship Fund, Ensemble Community Technology Fund, Ensemble Partners Equity Fund, Cloud, Neff Capital Appreciation Fund, Paragon Dynamic Hedge Fund, Paragon Uncorrelated Return Fund, Master High Yield Income Fund, MutualMinds.com Investors Diversfield Growth Fund, MutualMinds.com Small Cap Growth Fund, and MutualMinds.com New Economy Fund, each a series of the Trust, if issued in accordance with the then current Prospectuses and Statements of Additional Information of such Funds, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 10 to the Registration Statement.

         .........                    Very truly yours,


                                      ____/s/_______________________________
                                      Brown, Cummins & Brown Co., L.P.A.